UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2019
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On October 3, 2019, Sun BioPharma, Inc. (the “Company”) entered into the Second Amendment (the “Second Amendment”) to License Agreement No. A9672, effective as of December 22, 2011 (the “License Agreement”) with the University of Florida Research Foundation, Inc. (“UFRF”). The License Agreement continues to entitle the Company to a worldwide exclusive license from UFRF for the polyamine analogue compound (“SBP-101”). The Second Amendment (i) eliminates the Company’s obligation to make any future milestone and minimum royalty payments to UFRF; (ii) clarifies the obligation of the Company to make certain payments to UFRF in the event the Company sub-licenses SBP-101 to another party; (iii) reduces the period during which the Company is required to pay royalties on future commercial sales of SBP-101 to the shorter of ten years or the expiration of the period of regulatory exclusivity on a country-by-country basis; and (iv) extends the deadline for the first commercial sale of SBP-101 to December 31, 2025 before UFRF may exercise its termination rights under the License Agreement.

The foregoing description does not purport to be a complete summary of the terms of the Second Amendment and is qualified by reference to the full text of the Second Amendment, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01     Financial Statement and Exhibits.

(d)     Exhibits

Exhibit No.	Description	Method of Filing
10.1	Second Amendment to License Agreement No. A9672 between Sun BioPharma, Inc. and University of Florida Research Foundation, Inc., dated as of October 3, 2019.	Filled Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: October 9, 2019	By:	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer